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                    EXHIBIT A


              JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below each hereby agrees that the
Schedule 13D filed herewith and any amendments thereto relating to the acquisition of shares of beneficial interest of Media Vision Technology Inc. is filed jointly on behalf of each such person.

Dated: July 24, 1995
                         Appaloosa Management L.P.
                         By:  Appaloosa Partners,
Inc.
                              Its general partner


                         By:  /s/ David A. Tepper

                              David A. Tepper
                              President



                         David A. Tepper


                         /s/ David A. Tepper